UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 18, 2005

NetIQ Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	000-26757	77-0405505
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3553 North First Street, San Jose, CA 95134

(Address of Principal Executive Offices) (Zip Code)

(408) 856-3000

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Registrant’s Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240. 14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Item 2.05 Costs Associated with Exit or Disposal Activities

On July 18, 2005, the Company’s Audit Committee authorized management to prepare and implement a plan of organizational restructuring to take place principally in the first and second quarters of Fiscal Year 2006, consisting of headcount reductions and realignment and movement of operations. The headcount reductions resulting from the current organizational restructuring plan, together with reductions in headcount which the Company has experienced in the ordinary course of business, are expected to reduce total headcount by approximately 15% by the end of the second quarter of Fiscal Year 2006 when compared to headcount levels at the end of the third quarter of Fiscal Year 2005.

As part of the restructuring and realignment, the Audit Committee authorized management to enter into a Master Services Agreement (“Agreement”) with Symphony Service Corp., a Delaware corporation (“Symphony”), pursuant to which Symphony will provide the Company with software product development services and other professional services, as defined in Descriptions of Services provided by the Company from time to time. Such services will be rendered principally from a Global Operations Center located in India, and the Company will own the work product created by Symphony. Under the Agreement, the Company has committed to pay for minimum staffing levels of from 30 to 50 developers. The initial term of the Agreement is for a period of three years and, unless otherwise terminated, the Agreement will be automatically renewed for additional two year periods. The early termination of the Agreement by the Company, if not for cause, may result in financial penalties.

These actions are designed to adjust expenses to a level more consistent with anticipated revenues and to better align expenditures with the Company’s strategy. The Company anticipates that the process of quantifying the restructuring charges will continue over a period of the next several weeks and the Company will record charges for termination benefits and related costs in the first and second quarters of Fiscal 2006 in accordance with FASB Statement of Financial Accounting Standards No. 146, Accounting for Costs Associated with Exit or Disposal Activities, with the possibility that certain charges may be recorded in one or more quarters subsequent to the second fiscal quarter.

At this time, the Company is unable in good faith to make a determination of an estimate or range of estimates required by paragraphs (b), (c) and (d) of Item 2.05 of Form 8-K with respect to the restructuring actions. As permitted by Item 2.05 of Form 8-K, the Company will file an amendment to this report under Item 2.05 within four business days after the Company’s determination of such estimates or range of estimates.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NetIQ Corporation

By:	/s/ Betsy E. Bayha
Betsy E. Bayha Senior Vice President, General Counsel and Secretary

Date: July 22, 2005